EXHIBIT 99.1

Tech Data Corporation Reports Fiscal 2015 Third-Quarter Results

Reports Record Third-Quarter Net Sales and Double-Digit Growth in Non-GAAP Earnings

CLEARWATER, Fla., Nov. 25, 2014 (GLOBE NEWSWIRE) -- Tech Data Corporation (Nasdaq:TECD) (the "Company") today announced its financial results for the third quarter ended October 31, 2014.

	Three Months ended October 31,		Nine Months ended October 31,
($ in millions, except per share amounts)	2014	2013	2014	2013
Net Sales	$6,761.2	$6,373.6	$20,331.1	$18,848.8

Operating income (GAAP)	$66.7	$63.9	$166.0	$129.8
Operating margin (GAAP)	0.99%	1.00%	0.82%	0.69%

Operating income (Non-GAAP)	$70.8	$63.4	$196.3	$157.7
Operating margin (Non-GAAP)	1.05%	0.99%	0.97%	0.84%

Net income (GAAP)	$41.7	$37.7	$94.5	$70.2
Net income (Non-GAAP)	$45.3	$39.6	$115.8	$92.6

EPS - diluted (GAAP)	$1.09	$0.99	$2.46	$1.84
EPS - diluted (Non-GAAP)	$1.18	$1.04	$3.02	$2.42

A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release.
This information is also available on the Investor Relations section of Tech Data's website at www.techdata.com.

Financial Highlights for the Third Quarter Ended October 31, 2014:

  Net sales were $6.8 billion, an increase of 6 percent from the prior-year quarter. Excluding the negative impact of the weakening of certain foreign currencies against the U.S. dollar, consolidated net sales increased approximately 9 percent from the prior-year quarter.
    The Americas: Net sales were $2.6 billion (approximately 39 percent of worldwide net sales), an increase of 3 percent from the prior-year quarter.
    Europe: Net sales were $4.1 billion (approximately 61 percent of worldwide net sales), an increase of 8 percent (an increase of 13 percent in euros) from the prior-year quarter.
  Gross profit was $335.0 million, or 4.95 percent of net sales, compared to $326.1 million, or 5.12 percent of net sales in the prior-year quarter.
  Selling, general and administrative expenses ("SG&A") were $271.2 million, or 4.01 percent of net sales, compared to $270.1 million, or 4.24 percent of net sales in the prior-year quarter. Non-GAAP SG&A was $264.2 million, or 3.91 percent of net sales, compared to $262.7 million, or 4.12 percent of net sales in the prior-year quarter.
  Worldwide operating income was $66.7 million, or 0.99 percent of net sales, compared to $63.9 million or 1.00 percent of net sales in the prior-year quarter. Non-GAAP operating income was $70.8 million, or 1.05 percent of net sales, compared to $63.4 million, or 0.99 percent of net sales in the prior-year quarter.
    The Americas: Operating income was $42.2 million, or 1.60 percent of net sales, compared to $53.3 million, or 2.07 percent of net sales in the prior-year quarter. Non-GAAP operating income was $38.2 million, or 1.44 percent of net sales, compared to $33.7 million, or 1.31 percent of net sales in the prior-year quarter.
    Europe: Operating income was $28.4 million, or 0.69 percent of net sales, compared to $12.2 million, or 0.32 percent in the prior-year quarter. Non-GAAP operating income was $36.5 million, or 0.89 percent of net sales, compared to $31.3 million, or 0.82 percent of net sales in the prior-year quarter.
    Stock-based compensation expense was $3.9 million, compared to $1.6 million in the prior-year quarter. These expenses are not included in the regional segment reported results, but are presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).
  Net income was $41.7 million, or $1.09 per diluted share, compared to $37.7 million, or $0.99 per diluted share in the prior-year quarter. Non-GAAP net income was $45.3 million, or $1.18 per diluted share, compared to $39.6 million or $1.04 per diluted share in the prior-year quarter.
  Net cash used in operations was $108 million in the quarter. For the first nine months of fiscal 2015, cash used in operations was $58 million.
  Return on invested capital on a non-GAAP basis for the trailing twelve months was 11 percent.

"Continuing our positive momentum, Tech Data delivered another strong performance in the third quarter," said Robert M. Dutkowsky, chief executive officer. "As we have said throughout the year, fiscal year 2015 is a market and operationally-focused year for Tech Data. This dual focus, combined with our broad product and customer portfolio, have enabled us to capitalize on current market opportunities, improve our operating performance and grow non-GAAP earnings by 25 percent during the last nine months, while earning a return on invested capital of 11 percent for the trailing twelve month period. Tech Data's capabilities and strategic position in the IT ecosystem are stronger today than ever, and we are pleased with the trajectory of our business as we enter our final quarter of fiscal 2015."

Business Outlook

For the fourth quarter ending January 31, 2015, the Company expects year-over-year low single-digit sales growth in both regions in local currency. The Company also expects a non-GAAP effective tax rate of 27 to 29 percent, and the average U.S. dollar to euro currency exchange rate to be $1.27 to €1.00.

Webcast Details

Tech Data will hold a conference call today at 9:00 a.m. (ET) to discuss its financial results for the third quarter ended October 31, 2014. A webcast of the call, including supplemental schedules, will be available to all interested parties and can be obtained at www.techdata.com/investor. The webcast will be available for replay for three months.

Non-GAAP Financial Information

The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company's operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles ("GAAP"). Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company exclude acquisition-related intangible assets amortization expense, a benefit associated with a LCD settlement, a benefit related to a decrease in the accrual for a value added tax assessment and restatement and remediation-related expenses. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. This information can also be obtained from the Company's Investor Relations website at www.techdata.com/investor.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the federal securities laws and regulations, including those regarding the Company's business outlook. These statements are subject to risks and uncertainties, including the risks identified in the Company's most recent Annual Report on Form 10-K filed April 9, 2014. A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements. Forward-looking statements reflect management's analysis as of the filing date of this press release. The Company does not undertake to update or revise these statements to reflect subsequent developments.

About Tech Data

Tech Data Corporation is one of the world's largest wholesale distributors of technology products, services and solutions. Its advanced logistics capabilities and value added services enable 115,000 resellers to efficiently and cost effectively support the diverse technology needs of end users in more than 100 countries. Tech Data generated $26.8 billion in net sales for the fiscal year ended January 31, 2014. It is ranked No. 111 on the Fortune 500® and one of Fortune's "World's Most Admired Companies."  To learn more, visit www.techdata.com, or follow us on Facebook and Twitter.

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three months ended		Nine months ended
	October 31,		October 31,
	2014	2013	2014	2013
Net sales	$ 6,761,181	$ 6,373,564	$ 20,331,141	$ 18,848,797
Cost of products sold	6,426,196	6,047,488	19,309,456	17,884,467
Gross profit	334,985	326,076	1,021,685	964,330
Operating expenses:
Selling, general and administrative expenses	271,235	270,131	847,344	828,509
Restatement and remediation-related expenses	2,064	14,979	19,678	28,965
LCD settlements	(5,059)	(22,914)	(5,059)	(22,914)
Value added tax assessment	--	--	(6,229)	--
	268,240	262,196	855,734	834,560
Operating income	66,745	63,880	165,951	129,770
Interest expense	6,491	6,134	20,639	19,451
Other expense (income), net	(225)	(410)	842	(1,920)
Income before income taxes	60,479	58,156	144,470	112,239
Provision for income taxes	18,779	20,440	49,975	42,068
Net income	$ 41,700	$ 37,716	$ 94,495	$ 70,171

Net income per share:
Basic	$ 1.09	$ 0.99	$ 2.47	$ 1.85
Diluted	$ 1.09	$ 0.99	$ 2.46	$ 1.84
Weighted average common shares outstanding:
Basic	38,253	38,060	38,212	38,004
Diluted	38,433	38,228	38,376	38,206

TECH DATA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(In thousands, except par value and share amounts)

	October 31,	January 31,
	2014	2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$ 465,738	$ 570,101
Accounts receivable, less allowances of $55,378 and $58,754	3,064,553	3,215,729
Inventories	2,321,088	2,450,782
Prepaid expenses and other assets	190,704	232,423
Total current assets	6,042,083	6,469,035
Property and equipment, net	66,103	77,631
Other assets, net	557,055	623,000
Total assets	$ 6,665,241	$ 7,169,666

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 3,530,956	$ 3,959,410
Accrued expenses and other liabilities	555,944	614,697
Revolving credit loans and current maturities of long-term debt, net	46,463	43,481
Total current liabilities	4,133,363	4,617,588
Long-term debt, less current maturities	353,549	354,121
Other long-term liabilities	92,626	99,346
Total liabilities	$ 4,579,538	$ 5,071,055
Shareholders' equity:
Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585 shares issued at October 31, 2014 and January 31, 2014	$ 89	$ 89
Additional paid-in capital	674,044	675,597
Treasury Stock, at cost (20,990,734 and 21,177,130 shares at October 31, 2014 and January 31, 2014)	(887,059)	(894,936)
Retained earnings	2,087,785	1,993,290
Accumulated other comprehensive income	210,844	324,571
Total shareholders' equity	2,085,703	2,098,611
Total liabilities and shareholders' equity	$ 6,665,241	$ 7,169,666

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Q3 FY15 - Three months ended October 31, 2014
	Americas(¹)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,644,085	$ 4,117,096		$ 6,761,181
GAAP operating income(1)	$ 42,194	$ 28,407	$ (3,856)	$ 66,745
Restatement and remediation-related expenses	877	1,187		2,064
LCD settlements	(5,059)	--		(5,059)
Value added tax assessment	--	--		--
Acquisition-related amortization of intangibles	170	6,883		7,053
Total non-GAAP operating income adjustments	$ (4,012)	$ 8,070		$ 4,058
Non-GAAP operating income	$ 38,182	$ 36,477	$ (3,856)	$ 70,803
GAAP operating margin	1.60%	0.69%		0.99%
Non-GAAP operating margin	1.44%	0.89%		1.05%

(1) GAAP operating income does not include stock compensation expense at the regional level.

	Q3 FY14 - Three months ended October 31, 2013
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 2,571,750	$ 3,801,814		$ 6,373,564
GAAP operating income(1)	$ 53,297	$ 12,214	$ (1,631)	$ 63,880
Restatement and remediation-related expenses	3,331	11,648		14,979
LCD settlements	(22,914)	--		(22,914)
Acquisition-related amortization of intangibles	--	7,407		7,407
Total non-GAAP operating income adjustments	$ (19,583)	$ 19,055		$ (528)
Non-GAAP operating income	$ 33,714	$ 31,269	$ (1,631)	$ 63,352
GAAP operating margin	2.07%	0.32%		1.00%
Non-GAAP operating margin	1.31%	0.82%		0.99%

(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

	Nine months ended October 31, 2014
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 7,842,547	$ 12,488,594		$ 20,331,141
GAAP operating income(1)	$ 107,331	$ 68,318	$ (9,698)	$ 165,951
Restatement and remediation-related expenses	3,937	15,741		19,678
LCD settlements	(5,059)	--		(5,059)
Value added tax assessment	--	(6,229)		(6,229)
Acquisition-related amortization of intangibles	510	21,401		21,911
Total non-GAAP operating income adjustments	$ (612)	$ 30,913		$ 30,301
Non-GAAP operating income	$ 106,719	$ 99,231	$ (9,698)	$ 196,252
GAAP operating margin	1.37%	0.55%		0.82%
Non-GAAP operating margin	1.36%	0.79%		0.97%

(1) GAAP operating income does not include stock compensation expense at the regional level.

	Nine months ended October 31, 2013
	Americas(1)	Europe(1)	Stock Compensation Expense	Consolidated
Net Sales	$ 7,489,078	$ 11,359,719		$ 18,848,797
GAAP operating income(1)	$ 112,516	$ 24,203	$ (6,949)	$ 129,770
Restatement and remediation-related expenses	8,097	20,868		28,965
LCD settlements	(22,914)	--		(22,914)
Value added tax assessment	--	--		--
Acquisition-related amortization of intangibles	--	21,831		21,831
Total non-GAAP operating income adjustments	$ (14,817)	$ 42,699		$ 27,882
Non-GAAP operating income	$ 97,699	$ 66,902	$ (6,949)	$ 157,652
GAAP operating margin	1.50%	0.21%		0.69%
Non-GAAP operating margin	1.30%	0.59%		0.84%

(1) GAAP operating income does not include stock compensation expense at the regional level.

TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)

Selling, general and administrative expenses ("SG&A")	Three months ended		Nine months ended
	October 31, 2014	October 31, 2013	October 31, 2014	October 31, 2013
Net Sales	$ 6,761,181	$ 6,373,564	$ 20,331,141	$ 18,848,797
GAAP SG&A	271,235	270,131	847,344	828,509
Acquisition-related amortization of intangibles	(7,053)	(7,407)	(21,911)	(21,831)
Non-GAAP SG&A	$ 264,182	$ 262,724	$ 825,433	$ 806,678

GAAP SG&A percentage of net sales	4.01%	4.24%	4.17%	4.40%
Non- GAAP SG&A percentage of net sales	3.91%	4.12%	4.06%	4.28%

	Three months ended
	October 31, 2014			October 31, 2013
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 66,745	$ 41,700	$ 1.09	$ 63,880	$ 37,716	$ 0.99
Restatement and remediation-related expenses	2,064	1,585	0.04	14,979	10,710	0.28
LCD settlements	(5,059)	(3,162)	(0.08)	(22,914)	(14,207)	(0.37)
Value added tax assessment	--	--	--	--	--	--
Acquisition-related amortization of intangibles	7,053	5,181	0.13	7,407	5,418	0.14
Non-GAAP results	$ 70,803	$ 45,304	$ 1.18	$ 63,352	$ 39,637	$ 1.04

	Nine months ended
	October 31, 2014			October 31, 2013
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS
GAAP results	$ 165,951	$ 94,495	$ 2.46	$ 129,770	$ 70,171	$ 1.84
Restatement and remediation-related expenses	19,678	14,670	0.38	28,965	20,657	0.54
LCD settlements	(5,059)	(3,160)	(0.08)	(22,914)	(14,207)	(0.37)
Value added tax assessment	(6,229)	(6,229)	(0.16)	--	--	--
Acquisition-related amortization of intangibles	21,911	16,064	0.42	21,831	15,968	0.41
Non-GAAP results	$ 196,252	$ 115,840	$ 3.02	$ 157,652	$ 92,589	$ 2.42

Return on Invested Capital (ROIC)
(In thousands)
Twelve months ended
October 31, 2014
TTM Non-GAAP Net Operating Profit After Tax (NOPAT)*:
Non-GAAP Operating Income	$ 313,536
Non-GAAP effective tax rate	31.8%
Non-GAAP NOPAT	$ 213,845

Average Invested Capital:
Short-term debt (5-qtr average)	$ 46,913
Long-term debt (5-qtr average)	354,001
Non-GAAP Shareholders' Equity (5-qtr average)	2,107,163
Total average capital	2,508,076
Less: Cash (5-qtr average)	(558,805)
Average invested capital less average cash	$ 1,949,271
ROIC	11%

* Trailing Twelve Months is abbreviated as TTM.
CONTACT: Jeffery P. Howells, Executive Vice President and
         Chief Financial Officer
         727-538-7825 (jeff.howells@techdata.com) or

         Arleen Quinones, Vice President, Investor Relations
         and Corporate Communications
         727-532-8866 (arleen.quinones@techdata.com)